SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2008

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 19, 2008, the Board of Directors of Convergys Corporation, as recommended by the Governance and Nominating Committee, appointed Thomas L. Monahan III to its Board of Directors. Mr. Monahan was appointed to serve in Class III and his term will expire in 2010 at the annual meeting of shareholders. Prior to Mr. Monahan’s appointment, the Board of Directors set the board size at 11, an increase in one position. Mr. Monahan was also appointed by the Board to the Audit Committee, based upon the recommendation of the Governance and Nominating Committee.

Mr. Monahan, 41, has been the Chairman and Chief Executive Officer of the Corporate Executive Board since January 1, 2008, and has served as CEO of that company since July 1, 2005. The Corporate Executive Board is a leading provider of best practices research, performance data and analysis, and decision support tools to more than 3,700 major corporations in more than 50 countries globally, including more than 80 percent of the Fortune 500. Prior to assuming the role of CEO, Mr. Monahan served as General Manager of the Finance, the Legal & Governance, the Strategy & Innovation, the Information Technology, and the Operations Divisions. He has been a member of that company’s leadership team since its 1999 Initial Public Offering and member of that company’s Board of Directors since 2001. Before joining the Corporate Executive Board, Mr. Monahan was a member of the financial institutions practice in the New York Office of Deloitte & Touche Consulting Group, a research and information director at the Committee for Economic Development, and a staff consultant at Andersen Consulting. Mr. Monahan holds an undergraduate degree magna cum laude from Harvard University and received his MBA with distinction from New York University.

The Company is not aware of any arrangement or understanding between Mr. Monahan and any other person, pursuant to which Mr. Monahan was selected as a director. Neither Mr. Monahan nor any of his immediate family members have been a party to any transaction or currently proposed transaction with the company that is reportable under Item 404(a) of Regulation S-K. In connection with his service to the board of directors, the company and Mr. Monahan have agreed that he will be paid in accordance with the company’s policy for independent director compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Karen R. Bowman
Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

Date: February 19, 2008